                                 EXHIBIT 10.15
                                 -------------

                                     LEASE
                                     -----


     THIS INDENTURE of Lease ("Lease") made this 4th day of October, 1991, by and between:

          NEW ENGLAND RESOURCES LIMITED PARTNERSHIP, a Connecticut limited
          -----------------------------------------
          partnership having an address at 151 River Road, Essex, Connecticut 06426 (hereinafter called "Landlord") and

          THE STROUSE, ADLER COMPANY, a Connecticut corporation having an
          --------------------------
          address at 78 Olive Street, New Haven, Connecticut (hereinafter called "Tenant").

     WHEREAS, the Landlord is the owner of a certain tract of land with improvements thereon located in the Town of New Haven, County of New Haven, State of Connecticut, more particularly described on Schedule "A" annexed hereto
                                                     ------------
(said land and the improvements thereon being hereinafter sometimes referred to as the "premises").

     WHEREAS, the Landlord wishes to lease to the Tenant approximately 87,000 square feet of space on the third, second and basement floors of the building located on the premises (the "Building"), this space being the "Demised Premises".

     WHEREAS, the Tenant wishes to lease the Demised Premises from the Landlord subject to the terms and conditions set forth herein:

                              W I T N E S S E T H:
                              -------------------

     In consideration of the covenants and agreements contained in this lease, the Landlord hereby leases to the Tenant and the Tenant hereby leases from the Landlord the Demised Premises under the following terms and conditions:

1.   LEASE TERM. The term of this Lease shall commence as of the 31st day of
     ----------
August 1993 and shall end on August 31, 1998 unless sooner terminated under the provisions defined in section 21 of this lease.

2.   NET RENT. The Tenant shall pay to Landlord the annual net rental (net rent)
     --------
calculated as follows: The rent for year #1 (8/31/93 - 8/31/94) will be set at a price per square foot which equals the price per square foot for the previous year plus the lower of 5% or the increase in the CPI for the twelve previous
                                 --------
months (September through August). The price per square foot for the 8/31/93 - 8/31/93 period is set at $4.00 as per the present lease between Landlord and Tenant. The net rent will increase in each of years two through five by the lower of 5% or the increase in the CPI as defined above.

3.   NET LEASE. It is the purpose and intent of the Landlord and the Tenant that
     ---------
the Net Rent hereinbefore specified shall be net to the Landlord in each year during the Lease Term, that all costs, expenses and obligations of every kind relating to the Demised Premises and 56% of all costs, expenses and obligations of every kind relating to the premises or which may arise or become due during the Lease Term shall be paid by the Tenant, and that the Landlord shall be indemnified by the Tenant against such costs, expenses and obligations. The Net Rent shall be paid to the Landlord without notice or demand and without abatement, deduction or set-off except as otherwise specifically provided for in this Lease.

4.   ADDITIONAL RENT. All taxes, charges, costs, expenses and other obligations
     ---------------
which the Tenant is required to pay hereunder, together with any interest and/or penalties that may accrue thereon in the event of the Tenant's failure to pay such amounts, and any damage, costs or expenses (including reasonable attorney's fees) which the Landlord may incur by reason of any default by the Tenant or failure on the Tenant's part to comply with the provisions of this Lease shall be deemed Additional Rent, and in the event of nonpayment by the Tenant, the Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the Net Rent. The Landlord shall notify the Tenant in writing of the amount of any Additional Rent due and payable by the Tenant hereunder and the Tenant shall pay the full amount of such Additional Rent within ten (10) days of receipt of such notice.

5.   USE OF PREMISES. The Tenant shall use the Demised Premises for
     ---------------
manufacturing, office and warehouse uses or other uses consistent with any reasonable business purpose of the Tenant and such incidental activities as may be related to the Tenant's business; provided the same does not violate any
                                     --------
applicable zoning, environmental, recycling or other law or governmental regulation. Tenant is responsible for recycling all paper, waste and trash as required by state and local laws.

6.   LANDLORD'S ENTRY. The Landlord, it agents or employees, may enter the
     ----------------
Demised Premises at reasonable times during the Lease Term for the purpose of inspection, carrying out any of the Landlord's covenants, and showing the same to prospective purchasers or mortgagees, or to prospective tenants.

7.   TAXES AND ASSESSMENTS. The Tenant, in addition to the Net Rent, shall pay
     ---------------------
as Additional Rent 56% of all taxes, assessments and other governmental charges ("Impositions") upon the premises, including any buildings and improvements thereon as of the date hereof, which Impositions are assessed or become payable during the Lease Term, together with any interest or penalties thereon assessed because of action or inaction of Tenant. Tenant shall pay to Landlord each month, together with the monthly installments of rent, one-twelfth (1/12) of Tenant's pro-rata portion of the Impositions as estimated by Landlord to be required to enable Landlord to pay the Impositions as they become due. Upon demand of

Landlord, Tenant shall pay to Landlord such additional sums that may be necessary to make up any deficiency in the amount needed to enable Landlord to pay the Impositions.

All Impositions assessed prior to the commencement of the Lease Term, but which become payable in whole or in part during the Lease Term, and all Impositions assessed during the Lease Term, but which become payable in whole or in part after the termination of the Lease Term, shall be adjusted and prorated so that the Landlord shall pay its pro-rated share for the period prior to and subsequent to the Lease Term, and the Tenant shall pay its pro-rated share for the Lease Term.

The Tenant may, if it shall so desire, endeavor at any time to contest the validity of any assessment, or to obtain a lowering of the assessed valuation upon the Demised Premises for the purpose of reducing any assessment. In such event, the Landlord shall offer no objection, and at the request of Tenant, but without expense to the Landlord, the Landlord will cooperate with the Tenant. If requested by the Tenant, and provided the Landlord will not, in its reasonable judgment, incur any expense or liability thereby, the Landlord will execute any document which may be necessary and proper for any such proceeding. Upon the termination of any proceeding and after the Tenant has paid any such assessment together with costs, any refund shall be the property of the Tenant to the extent to which it may be based on a payment of an assessment made by the Tenant.

The certificate, advice, bill or receipt made by any officer, person or corporation legally authorized to give such certificate, advice, bill or receipt, showing that any Imposition was due and payable or had been paid at the date of such certificate, advice, bill or receipt, shall be prima facie evidence that such Imposition is due and payable, or has been paid and discharged as the case may be.

8.   INSURANCE.
     ---------

     (a) The Tenant shall pay as Additional Rent all cost and expenses to keep the Demised Premises insured for the mutual benefit of the Landlord, the Tenant, and any mortgagee of the Landlord during the Lease Term, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage" so called, and against such other risks as the Landlord from time to time reasonably may designate, in amounts reasonably designated by the Landlord, which insurance shall be sufficient to prevent the Landlord or the Tenant from becoming a co-insurer under the terms of the applicable policies. The Tenant shall also pay as additional rent all cost and expenses to maintain for the mutual benefit of the Landlord and the Tenant and any mortgagee of the fee title in the Demised Premises:

          (1) Personal injury and property damage liability insurance against claims for bodily injury, death or property damage occurring on the Demised Premises, such insurance to afford minimum protection, during the Lease Term, of not less than THREE MILLION DOLLARS ($3,000,000.00) in respect of bodily injury or death to any one person, and THREE MILLION DOLLARS ($3,000,000.00) in respect of any one accident, and of not less than ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS for property damage,

          (2) Rent or rental value insurance against loss of rent or rental value due to fire, including extended coverage endorsement, in an amount equal to the annual rent for the Demised Premises, plus the estimated amount of real estate taxes payable by the Tenant.

          (3) Such other insurance, including but not limited to, demolition insurance, and insurance against the presence of any hazardous waste or any lien which may be imposed on the premises on account of Tenant's operations and use of the Demised Premises and in such amounts as may from time to time be reasonably required by the Landlord against other insurance hazards which at the time are commonly insured against in the case of premises similarly situated.

     (b) The loss, if any, under any policies provided for herein shall be adjusted with the insurance companies by the Landlord and its mortgagee, if applicable. The proceeds of any such insurance shall be payable to the Landlord and to the mortgagee as their interest may appear. Tenant shall be entitled to receive all insurance payments for loss of personal property which it has paid for under its own insurance policy.

9.   QUIET ENJOYMENT. The Tenant, upon the payment of the rent herein reserved,
     ---------------
and upon the performance of all the terms of this Lease, shall at all times during the Lease Term peaceably and quietly enjoy the Demised Premises and all appurtenances without any disturbance from the Landlord or from any other person claiming through the Landlord, subject to any existing or future mortgages.

10.  REPAIRS AND MAINTENANCE. Throughout the Lease Term, except as otherwise
     -----------------------
provided in this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises and keep the same in good order and condition. The Tenant shall keep and maintain all portions of the Demised Premises in a clean and orderly condition, free of dirt, rubbish and unlawful obstructions. Except as provided below, the Tenant hereby assumes the full and sole responsibility for the future condition, operation, repair, replacement, maintenance and management of the Demised Premises, including the share of the parking lot which Landlord allows Tenant to use.

The Tenant shall be responsible for all structural maintenance and repair, all systems maintenance and shall provide exterior ground maintenance. All such repairs and maintenance shall be made at the sole discretion of Landlord who will have sole authority to approve or direct the amount and timing of the work and the selection of contractors who will perform the work. Tenant agrees to pay as Additional Rent 100% of the cost of all such maintenance and repair of or to the Demised Premises and 56% of the cost of all such maintenance and repair of or to the premises as a whole or for the benefit of the premises as whole. The Tenant agrees to strictly follow all EPA and DEP guidelines regarding the storage and/or disposal of hazardous waste or substances on the premises. Tenant shall indemnify and hold Landlord harmless from and against any claims, damages, expense or penalties incurred because of the Tenant's failure to fulfill its obligations set forth in this paragraph.

11.  FACILITIES AND SERVICES. The Tenant shall at its own expense provide all
     -----------------------
utilities and services for the Demised Premises and shall indemnify the Landlord for any damage to the Landlord for the Tenant's failure to pay any such amount of charge. Tenant shall pay 56% of the cost of utilities or services provided to the premises or otherwise not separately metered to the Demised Premises, to Landlord or Landlord's designee immediately upon receipt of a statement for same.

12.  ALTERATION AND CONSTRUCTION. The Tenant shall not make any material
     ---------------------------
alterations, improvements, additions or changes to the Demised Premises without the written consent of the Landlord.

13.  DAMAGE OR DESTRUCTION. In the event of the destruction of the Demised
     ---------------------
Premises or the Building by fire, explosion, the elements or otherwise during the term hereby created, or previous thereto, or such partial destruction thereof as to render the Demised Premises wholly untenantable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within 120 days from the happening of such injury, then the term hereby created, shall, at the option of the Landlord, or Tenant provided Tenant notifies Landlord within ten (10) days of such damage or destruction, cease and become null and void from the date of such damage or destruction, and the Tenant shall immediately surrender said premises and all the Tenant's interests therein to the Landlord, and shall pay rent only to the time of such surrender, in which event the Landlord may reenter and repossess the Demised Premises, thus discharged from this Lease.

Should the Demised Premises be rendered untenantable and unfit for occupancy, but yet be repairable within 120 days from the happening of said injury, then neither Landlord nor Tenant shall have the right to terminate the Lease and the Landlord shall enter and repair the same with reasonable speed, and the rent shall not accrue after said injury and while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then the Landlord agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing shall not cease or determine. The Tenant shall immediately notify the Landlord in case of fire or other damage to the premises.

14.  SURRENDER UPON TERMINATION. The Tenant shall on the last day of the
     --------------------------
term of this Lease, or upon the sooner termination thereof, peaceably and quietly surrender the Demised Premises to the Landlord, including all repairs, improvements, alterations, replacements and additions constructed or erected, but not including personal property or trade fixtures added or placed thereon by the Tenant or otherwise, in as good condition and repair as at the commencement of the Lease Term or as of the completion date thereof subsequent to the commencement of the Lease Term, as the case may be, with the natural wear and tear thereof excepted.

15.  CONDEMNATION. If ten percent (10%) or more of the Demised Premises shall be
     ------------
taken for any public or any quasi-public use under any statute or by right of eminent domain or if any part of the premises is so taken which renders the use of the remainder thereof impractical for the purposes for which the Demised Premises were being used at the time of such taking, then the Landlord and the Tenant shall have the right to terminate this Lease on 30 days notice to the other party given within 90 days after the date of such taking and each party shall be free to make claim against the taking authority for the amount of the actual provable damages done to each of them. If any part of the Demised Premises shall be so taken and this Lease shall not terminate or be terminated under the provisions of this Section, then that part of the annual Net Rent and other payments herein reserved and required which is earned up to the date of such taking shall be paid, and the annual Net Rent thereafter shall be apportioned by the parties according to the proportionate fair rental value of the Demised Premises remaining and shall constitute the reserve Net Rent for the remaining portion of the term.

In the case of such partial taking, the Landlord shall, at its own expense, as speedily as circumstances permit, restore the Demised Premises and the buildings thereon to an architectural unit as nearly like that in existence prior to the taking as possible. Landlord shall make such restoration in the same manner as provided in paragraph 13 of this Lease for repairs and restoration to the Demised Premises due to fire or other casualty.

If the temporary use of the whole or any part of the Demised Premises shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain, the term of this Lease shall not be reduced or affected in any way, the Tenant shall continue to pay in full the Net Rent, Additional Rent and other charges herein reserved, without reduction or abatement, and the Tenant shall be entitled to receive for itself any award of payment for such use.

16.  ASSIGNMENT AND SUB-LEASE. The Tenant shall not sublet, sell, assign,
     ------------------------
pledge, or otherwise dispose of this Lease or the Tenant's interest in this Lease without Landlord's written consent; provided, however, that Tenant shall have the right to assign this Lease in the event that Tenant sells all or substantially all of its assets.

17.  SECURITY DEPOSIT. The Tenant will deposit with the Landlord at the
     ----------------
time of execution of this lease the sum of Thirty-Five Thousand and No/100 Dollars ($35,000.00) in cash, as security for the faithful performance by the Tenant of all of the terms and covenants of this Lease. In the event that the Tenant shall fail to perform or observe any of the terms, covenants, conditions or agreements to be observed or performed by the Tenant hereunder, and such default shall not be cured within the grace period provided in this Lease, the Landlord may apply said sum toward any and all damages owed to the Landlord by the Tenant as a result of such default. In the event the Tenant is not in default as aforesaid, the Landlord agrees to return said sum to the Tenant at the termination of this Lease. It is hereby acknowledged that the full amount of $35,000 is on deposit by Tenant to Landlord from the lease in effect from 1988 to 1993.

18.  EVENT OF DEFAULT. Each of the following events shall be considered an event
     ----------------
of default (an "Event of Default") under this Lease:

     (a) A default in the due and punctual payment of any Net Rent or Additional Rent payable under this Lease or any part thereof within ten (10) days after the same shall become due and payable; or

     (b) A default by the Tenant in the performance of or compliance with any of the covenants, agreements, terms or provisions contained in this Lease, other than those referred to in the preceding subdivision (a), provided that the Tenant shall have 30 days after written notice from the Landlord of such default to cure such default and provided further that in connection with a default not susceptible of being cured with due diligence within such 30 day period, the time of the Tenant within which to cure the same shall be extended for such time as may be necessary to cure the same with all due diligence, provided the Tenant
                                                             --------
commences promptly and proceeds diligently to cure the same; or

     (c) Abandonment by the Tenant of the Demised Premises or if the Demised Premises are vacated by the Tenant for a period of fifteen (15) days without the prior written consent of the Landlord; or

     (d) The filing by the Tenant of a petition under the United States Bankruptcy Code or the entry of an order for relief against the Tenant as a debtor in any proceeding pending under the United States Bankruptcy Code, or the filing by the Tenant of any petition or other pleading seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law or the seeking, consenting or acquiescing in the appointment of any trustee, receiver or liquidator of the Tenant or of all or any substantial part of its properties or of the Demised Premises; or

     (e) Any action by Tenant to dissolve or cease operations. This lease requires that the Tenant immediately provide Landlord notice of its intent to dissolve or cease operations; or

     (f) If within 60 days after the commencement of any proceeding against the Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other statute or law, such proceeding shall not have been dismissed, or if, within 60 days after the appointment, without the consent or acquiescence of the Tenant, of any trustee, receiver or liquidator of the Tenant, or of all of any substantial part of its properties or of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within 60 days after the expiration of any such stay, such appointment shall not have been vacated.

19.  LANDLORD'S REMEDIES. On the occurrence of an Event of Default and at any
     -------------------
time thereafter during the continuance of such Event of Default, the Landlord may give written notice to the Tenant stating that this Lease and the Lease Term shall expire and terminate on the date specified in such notice, and except as otherwise herein provided, this Lease and the Lease Term and all rights of the Tenant under this Lease shall expire and terminate. Upon any such expiration or termination of this Lease, the Tenant shall quit and peacefully surrender the Demised Premises to the Landlord, and the Landlord, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Demised Premises and possess and repossess themselves thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess the Tenant and remove the Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental income of and from the same.

No expiration or termination of this Lease by Landlord as above provided shall relieve Tenant of its liability and obligations under this Lease, and such liability and obligations shall survive any such expiration or termination. In the event of an expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Tenant shall pay to the Landlord the whole rent and other charges required to be paid by Tenant plus expenses of reletting, including fitting up the Demised Premises for a new tenant, any legal fees, brokers' commissions and other costs, but minus any rentals received from such reletting up to the time or expiration or termination of this Lease. Thereafter, Tenant, until the end of what would have been the term of the Lease in the absence of such expiration or termination, shall be fully liable to Landlord and shall pay to Landlord such damages as may now or hereafter exist at law or in equity or by statute or otherwise in such cases, plus all collection costs incurred by Landlord, including reasonable attorney's fees. Landlord shall use its reasonable efforts to relet the Demised Premises.

The Tenant shall be fully liable to Landlord and shall pay to Landlord all expenses incurred in enforcing the obligations of the Tenant under this Lease, including but not limited to all court costs and reasonable attorneys fees.

20.  LATE CHARGE. If any monthly installment of the Net Rent, or any Additional
     -----------
Rent, is not received by the Landlord within ten (10) days after the date it becomes due and payable, Tenant shall pay to the Landlord a late charge equal to five percent (5%) of such overdue payment.

21.  SALE OF PREMISES OR TENANT. In the event that a sale of the premises is
     --------------------------
consummated, then, as a condition of said sale, Landlord may terminate this lease on the condition that Landlord give Tenant a minimum of eighteen (18) calendar months notice prior to termination. In the event that a sale of substantially all of the stock or assets of the Tenant is consummated, then, as a condition of said sale, the new owner of the Tenant may terminate this lease on the condition that Tenant give Landlord a minimum of eighteen (18) calendar months notice prior to termination. It is clearly understood that all obligations of Tenant and Landlord must be met during the eighteen months after notice has been given and prior to the termination.

22.  WAIVER OF NOTICE. The Tenant hereby expressly waives, so far as permitted
     ----------------
by law, the service of any notice of intention to re-enter provided for in any statute, or of the institution of legal proceedings to that end, and the Tenant, for and on behalf of itself and all persons claiming through or under the Tenant also waives any and all right of redemption or re-entry or repossession or to restore the operation of this Lease in case the Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case or re-entry or re-possession by the Landlord or in case of any expiration or termination of this Lease. The terms, "enter" or "re-enter", "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meaning.

23.  LANDLORD'S NON-WAIVER. No failure by the Landlord to insist upon the strict
     ---------------------
performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by the Tenant, and no breach thereof,, shall be waived, altered or modified except by a written instrument executed by the Landlord. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

24.  CUMULATIVE REMEDIES. Each right and remedy of the Landlord provided for in
     -------------------
this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

25.  SUBORDINATION. This Lease shall be subject and subordinate to all mortgages
     -------------
and building loan mortgages which may presently or hereafter affect the premises or Demised Premises, and each and every advance which may hereafter be made thereunder, and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant shall, at the request of Landlord, execute and deliver such instruments or documents required by any mortgagee of the premises or the Demised Premises to evidence or reflect the subordination of this Lease as provided herein.

26.  RENEWAL. Tenant and Landlord agree that, if Strouse, Adler has not been
     -------
sold during the term of this lease, that the lease will be renewed on mutually acceptable terms for an additional term of five (5) years.

27.  NON-DISTURBANCE. The Landlord shall, at the request of the Tenant, provide
     ---------------
the Tenant with the customary non-disturbance agreement from any mortgagee to whose interest this Lease is subordinate. Such non-distribution agreement shall provide that the rights of Tenant hereunder shall not be disturbed so long as the Tenant is not in default hereunder.

28.  ESTOPPEL CERTIFICATES. Each party shall, without charge, at any time and
     ---------------------
from time to time, deliver a written estoppel certificate to any person, firm or corporation specified by the other party.

29.  NOTICE OF LEASE. At the option of either party, the Landlord and the Tenant
     ---------------
shall execute a short form of Notice of Lease for recording purposes, which shall be subject to approval of counsel for the Landlord and Tenant.

30.  NOTICE. Any notice under this Lease must be in writing and must be
     ------
personally delivered or sent by registered or certified mail to the last address of the party to whom the notice is to be given as designated by such party from time to time in writing. The Landlord and Tenant hereby designate the address hereinbefore set opposite their respective names as their respective addresses.

31.  EXONERATION. The Landlord shall not be liable for any personal injury to
     -----------
the Tenant or for any damage to any property of the Tenant or of any other occupant of any part of the Demised Premises, irrespective of how such injury or damage may be caused, whether from action of the elements or acts of negligence of the

Tenant or occupants of adjacent properties. Tenant shall indemnify Landlord from any liability or any claims, demands or expenses incurred, which arise out of, or result from any personal injury to any persons or property on or about the Demised Premises or the premises during the term hereof, which indemnification shall include, but shall not be limited to any court costs and attorneys fees incurred by Landlord in connection with the defense hereof.

32.  CAPTIONS. The captions of this Lease are for convenience only and shall in
     --------
no way be construed to affect the interpretation of this Lease.

34.  SEVERABILITY. If any term or provision of this Lease, or the application
     ------------
thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances, other than those as to which it is invalid or unenforceable, shall not be affected thereby; and each term and provision of this Lease shall be valid and enforceable to the fullest extent by law.

     IN WITNESS WHEREOF, the Landlord and Tenant hereunder have hereunto set their names and seals the day and year first above written.

                                 LANDLORD
Signed, Sealed and Delivered     NEW ENGLAND RESOURCES LIMITED
as to the signatories in the     PARTNERSHIP
presence of:


                                     /s/ Ann-Marie Howell
                                 By: ---------------------------------------
                                     Its


                                 TENANT:
                                 THE STROUSE, ADLER COMPANY


                                     /s/Alfred A. Kniberg
                                 By: ---------------------------------------
                                     Its President